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                                                                   EXHIBIT 10.83


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            S.M.P. CLOTHING PTY LTD.,

                          SMP [U.S.A.] INC., RIDE, INC.

                                       AND

                               SMP CLOTHING, INC.



                          DATED AS OF NOVEMBER 2, 1998



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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of November 2, 1998 by and among SMP CLOTHING, INC., a Washington corporation ("Seller"), RIDE, INC., a Washington corporation ("Ride"), SMP [U.S.A.] INC., a California corporation ("Purchaser"), and S.M.P. CLOTHING PTY LTD., an Australian corporation ("SMP Australia").

                                    RECITALS

        A. Seller is a designer, manufacturer and marketer of surf, skate, motocross, snowboard and casual fashion apparel and related accessories.

        B. Purchaser is a designer, manufacturer and marketer of related apparel.

        C. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume from Seller, certain of the assets and liabilities of Seller on the terms and conditions provided herein.

                                   AGREEMENTS

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

        1. DEFINITIONS. For the purposes of this Agreement:

        "Assets" shall have the meaning given it in Section 2.1 hereof.

        "Assumed Liabilities" shall have the meaning given it in Section 2.3 hereof.

        "Business" shall mean the business as a going concern of Seller as conducted through the Closing Date and that portion of Purchaser's business attributable to the Assets subsequent to the Closing Date.

        "Closing" shall mean consummation of the transactions contemplated in
Section 3 hereof.

        "Closing Date" shall mean the date on which Closing is to occur, determined as provided in Section 3.1 hereof.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.



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        "Disclosure Memorandum" shall mean that certain memorandum disclosing the information about Seller's business and other data as described herein and provided to Purchaser by Seller prior to the Closing.

        "Excluded Assets" shall have the meaning given it in Section 2.2 hereof.

        "Excluded Liabilities" shall have the meaning given it in Section 2.4 hereof.

        "Indemnitee" shall have the meaning given it in Section 9.1.3 hereof.

        "Indemnitor" shall have the meaning given it in Section 9.1.3 hereof.

        "Intellectual Properties" shall mean all rights in and to the trademarks, service marks, and logos identified on Schedule A to the disclosure memorandum to that certain Intellectual Property Purchase Agreement of even date, between Seller, Ride and SMP Clothing [International] PTY Ltd., including all domestic and foreign registrations and common law rights therein, goodwill of the business symbolized by and associated with such trademarks, contract rights under current and pending trademark license agreements, service marks and logos, and any copyrights, patents and other intellectual properties, including all domestic and foreign registrations and common law rights therein, if any, owned by Seller and used in connection with its business.

        "Lease" shall have the meaning given it in Section 4.5 hereof.

        "Person" shall mean any natural person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

        "Property" shall mean all property, of whatever kind or description, owned by Seller or used in connection with its business; all trade secrets and other proprietary rights and information; structures; trade fixtures; equipment; machinery; contract rights and general intangibles; records, documents, inventory, finished goods, raw materials and good will; but excluding the Intellectual Property.

        "Purchase Price" shall have the meaning given it in Section 2.5 hereof.

        "Purchaser" shall mean SMP [U.S.A.] Inc., a California corporation.

        "Real Estate" shall mean that certain parcel of improved real property, situate in Chula Vista, California, the subject of the Lease.

        "Ride" shall mean Ride, Inc., a Washington corporation.

        "Seller" shall mean SMP Clothing, Inc., a Washington corporation.



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        "SMP Australia" shall mean S.M.P. Clothing PTY Ltd., an Australian corporation.

        2. THE ACQUISITION.

                2.1 PURCHASE OF THE ASSETS. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, on the Closing Date, all Property other than the Excluded Assets, including without limitation, the assets set forth on
Schedule 2.1 to the Disclosure Memorandum (the "Assets").

                2.2 EXCLUDED ASSETS. Seller shall not transfer to Purchaser and Purchaser shall not acquire the following assets (the "Excluded Assets"), which are specifically excluded from the Assets:

                        2.2.1 CASH AND CASH EQUIVALENTS. Seller's cash, bank deposits or similar cash or cash equivalent items existing as of operation of Seller's business as of the Closing Date, whether or not arising from the operation of the Business.

                        2.2.2 ACCOUNTS RECEIVABLE. Seller's accounts receivable and intercompany accounts as they appear on the books of Seller as of the close of business on the Closing Date.

                        2.2.3 PREPAID EXPENSES. All prepaid expenses of Seller as they appear on the books of Seller as of the Closing Date.

                        2.2.4 INTELLECTUAL PROPERTY. The Intellectual Property as defined herein.

                2.3 ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, Seller hereby assigns, transfers and sets over to Purchaser all of its rights, benefits, duties and obligations and Purchaser hereby agrees to assume, pay, perform and fully discharge all of the liabilities, agreements and undertakings of Seller listed on Schedule 2.3 to the Disclosure Memorandum (together, the "Assumed Liabilities").

                2.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Purchaser shall not assume any liabilities, fixed, contingent or otherwise, of Seller as of the Closing Date.

                2.5 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in full consideration for the Assets, and in addition to Purchaser's assumption of the Assumed Liabilities, Purchaser shall pay to Seller the "Purchase Price" in the sum identified on Schedule 2.5 to the Disclosure Memorandum, consisting of the aggregate values of the fixed assets, future royalty obligations, order backlog and goodwill of the Business, all as identified on such Schedule. Seller shall pay any and all applicable personal property and/or related sales tax in connection with this Agreement and the Intellectual Property Agreement.



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                2.6 METHOD OF PAYMENT. The Purchase Price shall be paid in the form at Closing in the total amount of One Million Four Hundred Seventy-Eight Thousand Five Hundred Twenty-Eight and No/100 US Dollars (US1,478,528) comprised of two promissory notes ("Notes") in substantially the forms attached as Exhibit 2.6a and Exhibit 2.6b for the respective principal sums of One Million Four Hundred Eleven Thousand One Hundred Twenty-Seven and No/100 US Dollars ($1,411,127) and Sixty-seven Thousand Four Hundred One and No/100 US Dollars (US$67,401). Payment of the Notes shall be made in conformance with the provisions thereof, all of which provisions are incorporated herein by this reference as though fully set forth.

        3. CLOSING.

                3.1 TIME AND PLACE OF CLOSING. The Closing shall occur at the offices of Seller, 1670 Brandywine Avenue, Suite A, Chula Vista, California 91911, at 3:00 pm local time no later than November 2, 1998, or such other time and place as the parties may otherwise agree in writing but in no event later than November 2, 1998 (the "Closing Date").

                3.2 OBLIGATIONS TO BE PERFORMED AT CLOSING. At Closing:

                        3.2.1 BILL OF SALE. Seller shall deliver title to the Assets and control thereof to Purchaser, together with all documents, instruments and other indicia of ownership and control in and to the Assets, including such documents within Seller's control giving effect to the transfer of title therein; provided, that to the extent Seller must temporarily retain possession of the original form of any such documentation for governmental filings, Seller shall provide copies of such documents to Purchaser certified to be true and correct. Seller shall execute and deliver a Bill of Sale substantially in the form attached hereto as Exhibit 3.2.1.

                        3.2.2 PLEDGE; DEFAULT; REMEDIES.

                                 3.2.2.1 PLEDGE. For and in security for the
full payment and performance of all sums due under the three (3) promissory notes ("Notes") of even date made by Maker for the benefit of Seller or holder in the respective principal sums of Three Hundred Fifty-Two Thousand Eight Hundred Eighty-Four and No/100 US Dollars (US$352,884), One Million Four Hundred Eleven Thousand One Hundred Twenty-Seven and No/100 US Dollars (US$1,411,127) and Sixty-seven Thousand Four Hundred One and No/100 US Dollars (US$67,401), under this Agreement and the Intellectual Property Purchase Agreement, Purchaser hereby grants and conveys to Seller a security interest in all of the Property and Purchaser's accounts and proceeds therefrom (collectively "accounts"), excepting therefrom any of Purchaser's cash derived in excess of the release provisions of Section 3.2.4 below. Subject to the provisions of Paragraph 3.2.4 below, Purchaser agrees not to sell, hypothecate, pledge, assign or encumber the Property in any manner to any Person until such time as all sums due under the Notes, this Agreement and the Intellectual Property Purchase Agreement are paid and satisfied in full. Seller and CIT shall immediately release their liens against the Property upon full payment of all sums due and owing under the Notes.



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                                 3.2.2.2 DEFAULT. Purchaser shall be in default
of this Agreement in the event any one of the following occurs:

                                        (a) Maker fails to pay when due any sum
required to be paid under the Notes and the Intellectual Property Purchase Agreement, or Purchaser fails to pay when due any sum required to be paid under this Agreement, and such failure, in each instance, remains uncured for a period of ten (10) days from the date written notice of nonpayment by Maker is delivered to Purchaser;

                                        (b) Maker or Purchaser files for
protection from its respective creditors under applicable bankruptcy laws, is adjudged bankrupt by a court of competent jurisdiction, or makes a general assignment of its assets to its respective creditors;

                                        (c) Purchaser breaches a material term
of this Agreement or Maker breaches a material term of the Intellectual Property Purchase Agreement and such breach, in each instance, remains uncured for a period of ten (10) days from the date notice of breach is delivered to Purchaser or Maker, as the case may be; or

                                        (d) Purchaser licenses all or any
portion of the Property in violation of Section 5 of the Intellectual Property Purchase Agreement.

                                 3.2.2.3 REMEDIES. In the event of a default
under Section 3.2.2.2 hereof, Seller may, upon ten (10) days written notice to Maker and Purchaser, terminate this Agreement, immediately foreclose on Seller's security interest in the Property without judicial process. In the event of such foreclosure, all right, ownership and interest in and to the Property shall revert to Seller. Seller's foreclosure option, if exercised by Seller, shall be in lieu of all other remedies for nonpayment of sums due under the Notes, this Agreement and the Intellectual Property Purchase Agreement.

                        3.2.3 EXECUTION OF NOTES. Purchaser and SMP Australia shall execute and deliver the Notes to Seller.

                        3.2.4 RELEASE OF LIEN. Seller, for its own account, and Seller's Lender, CIT Group/Credit Finance, Inc. ("CIT"), shall partially or fully release (collectively "release") their blanket security interest in the Assets and Property, from time to time, as the case may be, as set forth in this paragraph. Seller shall use its best endeavors and do all things reasonably necessary to cause CIT to partially or fully release its blanket security interest in the Assets and Property in conformity with this paragraph.

                                 (a) PROPERTY. The release of the blanket
security interest in the Property shall be made upon Purchaser's full payment of the Purchase Price relating to each item comprising the Property.

                                 (b) FIXED ASSETS. The release of the blanket
security in the Fixed Assets shall be made upon Purchaser's payment under this Agreement to the extent of the relevant assigned appraisal value designated to each specific item of the Fixed Assets as stated in



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the certified appraisal of Carl Munzig dated August 20, 1998 initialed by the parties to this Agreement.

                                 (c) INVENTORY. Seller and CIT shall release its
security interest in the Inventory upon the sale of items of Inventory so long as such sales of Inventory do not exceed (without the written consent of Seller, which shall not be unreasonably withheld) the amount specified in the Payment Schedule within each payment period specified in each Promissory Note attached to this Agreement .

                        3.2.5 FURTHER ASSURANCES. Each of the parties shall execute all other documents and take such other actions as are required by other covenants contained in this Agreement or that are otherwise reasonably necessary to carry out the terms of this Agreement and consummate the transactions contemplated hereby.

        4. REPRESENTATIONS AND WARRANTIES OF SELLER AND RIDE. To induce Purchaser to enter into and perform this Agreement, Seller and Ride each represents and warrants to Purchaser as follows:

                4.1 LEGAL STATUS OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and it has all requisite power and authority to lease and operate its properties and assets and carry on the business as it is now conducted. Seller is duly qualified to transact business as a corporation and is in good standing in all jurisdictions in which the failure to be so qualified would result in a material liability to Seller or have a material adverse effect upon the business of Seller. Seller has full power and authority to execute, deliver and perform this Agreement. Seller is a wholly-owned subsidiary of Ride.

                4.2 DUE AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law). Except with respect to the Lease, which representation is described in Section
4.5 hereof, this Agreement does not constitute a breach or violation of any agreement of either Seller or Ride.

                4.3 TITLE TO THE PURCHASED ASSETS. Seller has good and marketable title to the Assets, free and clear of any liens, mortgages, pledges, encumbrances, security interests, restrictions, covenants, adverse claims and charges of any kind other than those set forth on Schedule 4.3 to the Disclosure Memorandum.

                4.4 NATURE AND CONDITION OF ASSETS. The description of the Assets set forth on Schedule 2.1 to the Disclosure Memorandum is an accurate and complete description of all material Assets used in the conduct of the Business, except for the Excluded Assets. The Assets



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are in good condition and repair, except for normal wear and tear, and are adequate for the uses to which each is being put by Seller. Except as disclosed on Schedule 4.4 to the Disclosure Memorandum, all inventories of finished goods, work in process, parts and supplies are, to the best knowledge of Seller, of good and merchantable quality, saleable or useable in accordance with customary business practices within a reasonable period of time in the ordinary course of business.

                4.5 LEASES. The lease ("Lease") creating Seller's leasehold interests in the Real Estate is described on Schedule 4.5 to the Disclosure Memorandum. Other than the Lease, there are no leases, subleases, tenancies or licenses of any portion of the Real Estate. Except as disclosed on Schedule 4.5 to the Disclosure Memorandum, the Lease is valid, in full force and effect and there are no existing defaults by Seller, or to Seller's knowledge the Landlord, and Seller has not received notice of default with respect to the Lease, nor has there been any event which with the giving of a notice, or the lapse of time, or both, would constitute a default thereunder.

                4.6 LABOR RELATIONS; EMPLOYMENT. Seller is not a party to any collective bargaining contracts nor any other contracts or understandings with any labor unions or any other representative of the Seller's employees and no collective bargaining agreement is currently being negotiated by Seller. Except as disclosed on Schedule 4.6 to the Disclosure Memorandum, Seller is not a party to any written employment agreement with any of its officers, directors, employees, consultants, agents or other persons, and any such agreement is terminable by Seller at will without penalty or cost to such Person, except as prohibited by applicable law. Seller maintains no "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended.

                4.7 ARMS-LENGTH TRANSACTION. The consideration under this Agreement has been negotiated in good faith, at arms-length and is supported by valuable consideration, the evaluation and appropriateness thereof having been dully considered and approved by Seller.

                4.8 CLAIMS, PROCEEDINGS. To Seller's actual knowledge, there are no claims, actions suits, investigations or proceedings, pending or threatened against Seller before any court or governmental or non-governmental department, commission, board, agency or instrumentality, or any other person which, if resolved adversely to Seller, would preclude Seller from satisfying any material obligation under this Agreement.

                4.9 NO BREACH OR VIOLATION. To Seller's actual knowledge, the execution and performance of this Agreement shall not cause a breach or violation of any other agreement or covenant of Seller with any third party.

        5. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SMP AUSTRALIA. To induce Seller to enter into this Agreement, Purchaser and SMP Australia each represents and warrants to Seller as follows:



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                5.1 LEGAL STATUS OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California has all requisite corporate power and authority to acquire the Assets, and to carry on its business as it is now being conducted. Purchaser has full power and authority to execute, deliver and perform this Agreement.

                5.2 DUE AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles is relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

                5.3 LEGAL PROCEEDINGS. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the best knowledge of Purchaser after due inquiry, threatened against Purchaser before or by any court or governmental or non-governmental department, commission, board, bureau, agency, instrumentality, or any other Person which if resolved adverse to Purchaser would preclude Purchaser from satisfying any material obligation under this Agreement.

                5.4 ARMS-LENGTH TRANSACTION. The consideration under this Agreement has been negotiated in good faith, at arms-length and is supported by valuable consideration, the evaluation and appropriateness thereof having been dully considered and approved by Purchaser.

                5.5 NO BREACH OR VIOLATION. To Purchaser's actual knowledge, the execution and performance of this Agreement shall not cause a breach or violation of any other agreement or covenant of Purchaser with any third party.

                5.6 EXECUTION AND DELIVERY OF UCC-1 FINANCING STATEMENT. Within three (3) business days of receipt from Seller of the appropriate UCC-1 Financing Statement describing the Property, Purchaser shall duly execute for filing with the California Secretary of State and return such document directly to Seller.

        6. COVENANTS OF THE PARTIES.

                6.1 COVENANTS OF SELLER. Seller covenants and agrees with Purchaser to perform and observe the following:

                        6.1.1 INSPECTION. From the date of this Agreement to and including the Closing Date, Seller will grant to Purchaser, its representatives, employees, accountants and attorneys full access to, and the opportunity to examine, and make copies of, all books, records, documents, instruments and papers of Seller, and the right during normal business hours to inspect all of Seller's properties, assets and operations and Seller will cause its agents,



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employees, managers, attorneys and accountants to furnish such additional information as Purchaser shall from time to time reasonably request.

                        6.1.2 COOPERATION. Seller and Ride will fully cooperate with Purchaser and with Purchaser's counsel and accountants in connection with any steps required to be taken as part of Seller's obligations under this Agreement. Seller and Ride will each use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as reasonably possible and to obtain all consents and approvals necessary for the due performance of this Agreement and for the satisfaction of the conditions hereof.

                        6.1.3 ADVICE OF CLAIMS. From the date of this Agreement to and including the Closing Date, Seller will promptly advise Purchaser in writing of the commencement or notice of any claims, litigation or proceedings against or affecting Seller (and Ride to the extent any such claims relate to the transactions contemplated by this Agreement and the Intellectual Property Agreement).

                        6.1.4 CONDUCT PRIOR TO THE CLOSING. From the date of this Agreement to and including the Closing Date, except as specifically provided in this Agreement or otherwise specifically approved in each instance in writing by Purchaser:

                                 (a) Seller will not knowingly take any action
or, insofar as it is able to do so, suffer to be taken any action which will cause any representation, warranty or schedule to this Agreement to be untrue at the Closing Date;

                                 (b) Seller will carry on the Business in the
ordinary course, and Seller shall not institute any materially new methods of manufacturing, purchasing, selling, leasing, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business;

                        6.1.5 DELIVERY OF PURCHASED ASSETS. Commencing on the Closing Date and continuing thereafter, Seller shall cause to be delivered into the possession or control of Purchaser all of the Assets, which shall include, without limitation, the original copies of contracts and the original copies of all records, files, documents, correspondence and papers pertaining to the Assets; provided Seller shall be entitled to retain such records for such limited period of time as may be required by applicable governmental regulation.

                        6.1.6 USE OF NAMES. As of the Closing, Seller will refrain from using "SMP", the SMP delta-Logo, and any similar names or marks as a trade name, trademark or service mark in connection with any business or activity, and within thirty (30) days of the Closing Date, Seller will change its corporate name to a name the parties mutually agree upon. Seller will work diligently with Purchaser from and after the Closing Date to notify all relevant parties of the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement.



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                        6.1.7 FURTHER ACTIONS. Seller shall, at any time and
upon the reasonable request of Purchaser, do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, assignments, transfers, conveyances, assurances and other instruments as may be reasonably required for the transferring, conveying, assigning, delivering, assuring and assisting in collecting and reducing to the possession of Purchaser of any and all of the Assets.

                        6.1.9 EMPLOYEES. At the request of Purchaser, Seller shall assist Purchaser in transitioning employees and retaining any independent contractors of Seller. Purchaser is under no obligation to hire any employee or retain any independent contractor of Seller, but is free to do so in its sole discretion. Seller shall remain solely liable for, and shall indemnify and hold Purchaser harmless from, all liabilities and obligations, including all wages, benefits, severance, medical, dental and optical claims, disability payments, insurance claims of any type or nature, and retirement and vacation benefits, of Sellers with respect to Seller's past and present employment of all current and former employees arising or accruing through the Closing Date. With respect to such employees, Seller shall have sole responsibility for complying with, and shall retain all liabilities and obligations resulting from any noncompliance with, the requirements of COBRA, the WARN Act and any termination of employment caused by reduction in work force, shutdown, plant closure, or other employment termination or practice in connection with the transactions contemplated by this Agreement.

                6.2 COVENANTS OF PURCHASER.

                        6.2.1 COOPERATION; BEST EFFORTS. Purchaser and SMP Australia each covenants and agrees with Seller to fully cooperate with Seller and with its counsel in connection with any steps required to be taken as part of Purchaser's obligations under this Agreement. Purchaser and SMP Australia will each use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof.

                        6.2.2 EMPLOYEES. Purchaser shall assume, perform, pay and indemnify and hold Seller harmless from, any obligations or liabilities to any employee or independent contractor of the Business arising from or related to acts and omissions of Purchaser from and after the Closing Date, including without limitation, all compensation, employer taxes and benefit obligations arising from and after the Closing Date.

        7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by Purchaser. If any one of the following conditions precedent is not fully satisfied or waived by Purchaser, by the applicable dates set forth below, Purchaser may elect to terminate this Agreement:



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                7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH
COVENANTS. The representations and warranties of Seller contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date, and Seller shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                7.2 SELLER'S CERTIFICATE. Purchaser shall have received a certificate from Seller, dated the Closing Date, substantially in the form of
Exhibit 7.2, certifying that all of the conditions set forth in Section 7 to be fulfilled by Seller has been fulfilled and the representations and warranties of Seller herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

                7.3 CONSENTS; GOVERNMENTAL FILINGS. There shall have been obtained, in writing, (a) all consents and approvals which the Schedules to the Disclosure Memorandum indicate are required to be obtained prior to or on the Closing Date, and (b) estoppel certificates and consent to sublease from the lessor(s) of the Real Estate, which consents, approvals and estoppel certificates shall be in form and substance acceptable to Purchaser (to be obtained by Seller within twenty [20] days following the Closing Date). All expenses incurred in connection with the obtaining of such consents, approvals and estoppel certificates shall be paid by Seller.

                7.4 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement.

                7.5 NO ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the business, prospects, assets or results of operation, or in the condition, financial or otherwise, of Seller.

                7.6 DUE DILIGENCE. Purchaser and its representatives, accountants and legal counsel shall have been afforded full and free access to corporate books, financial statements, records, contracts, documents, title reports and other information concerning Seller, the Assets, the Real Estate and the Property, and to the offices and facilities of Seller, shall have been afforded an opportunity to ask such questions of and receive answers from Seller's officers, managers, agents, independent accountants and representatives concerning the business, Seller's operations, prospects, financial condition, assets, liabilities, and other relevant matters as they may have deemed reasonably necessary or desirable, and shall have determined to Purchaser's satisfaction, in its reasonable discretion, that closing of the transactions contemplated herein is in Purchaser's best interests.



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                7.7 FINANCING. Purchaser shall have obtained financing in an amount and upon such terms as Purchaser, in its sole reasonable business judgment, deems sufficient to consummate and perform the transactions contemplated by this Agreement.

                7.8 CIT APPROVAL. CIT will have confirmed in writing to Seller, in form attached as Schedule 7.8 to the Disclosure Memorandum, CIT's intent to comply with the steps described in Section 3.2.4.

        8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be expressly waived in writing by Seller. If any one of the following conditions precedent is not fully satisfied, or waived by Seller, by the applicable dates set forth below, Seller may elect to terminate this Agreement:

                8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Purchaser contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date. Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                8.2 PURCHASER'S CERTIFICATE. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, substantially in the form of Exhibit 8.2 certifying that all of the conditions set forth in Section
8.1 to be fulfilled by Purchaser have been fulfilled and the representations and warranties of Purchaser herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

                8.3 GOVERNMENTAL FILINGS. All filings and applications required by applicable law to be made with or to any governmental entity in connection with the transactions contemplated by this Agreement shall have been made and all waiting periods specified by applicable law shall have expired or been earlier terminated without there being any continuing objection to the transactions contemplated hereby.

                8.4 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

                8.5 FINANCING. Purchaser shall have obtained financing in an amount and upon such terms as Seller, in its sole reasonable business judgment, deems sufficient to consummate and perform the transactions contemplated by this Agreement.

                8.6 CIT APPROVAL. CIT will have confirmed in writing to Seller, in form attached as Schedule 7.8 to the Disclosure Memorandum, CIT's intent to comply with the steps described in Section 3.2.4.

        9. INDEMNIFICATION AND SURVIVAL OF WARRANTIES.

                9.1 INDEMNIFICATION.

                        9.1.1 BY SELLER AND RIDE. Seller and Ride agree to indemnify Purchaser and to hold Purchaser harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees incurred by Purchaser by (i) reason of a breach of any of the representations, warranties, covenants or agreements made by Seller and Ride in this Agreement, or in any other instrument or agreement related hereto or executed in connection herewith, or in any written statement or certificate delivered to Purchaser or any agent of Purchaser in connection with this Agreement or the transactions contemplated hereby or (ii) operation of Article 6 of the Uniform Commercial Code as codified in Washington. As used in this
Section 9.1.1, the term "Purchaser" shall include each officer, director and shareholder of Purchaser.

                        9.1.2 BY PURCHASER AND SMP AUSTRALIA. Purchaser and SMP Australia agree to indemnify and to hold Seller harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees, incurred by Seller by reason of a breach of any of the representations, warranties, covenants or agreements made by Purchaser and SMP Australia in this Agreement and the Notes, or in any other instrument or agreement related hereto or certificate delivered to Seller in connection with this Agreement, the Notes or the respective transactions contemplated hereby. As used in this Section 9.1.2, the term "Seller" shall include each officer, director and shareholder of Seller.

                        9.1.3 NOTICE. The party entitled to indemnification hereunder (the "Indemnitee") shall promptly notify in writing the party against whom indemnification is sought hereunder (the "Indemnitor") of any matters which may give rise to the right to indemnification hereunder.

                        9.1.4 CLAIMS. If the Indemnitee is threatened with any claim or any claim is presented to, or any action or proceeding commenced against, the Indemnitee which may give rise to the right of indemnification hereunder, the Indemnitee will promptly give written notice thereof to the Indemnitor The Indemnitor, by delivery of written notice to the Indemnitee within twenty (20) days of receipt of written notice for indemnity from the Indemnitee, may elect to contest such claim, action or proceeding, in which event such contest shall lie conducted in such manner as the Indemnitor deems necessary or advisable; provided, however, that (a) such written notice shall be accompanied by a written acknowledgment of the Indemnitor's liability for the indemnified liabilities and any further loss, damage or expense that the Indemnitee might suffer as a result of the election to contest such claim, action or proceeding, (b) the counsel undertaking the defense of such claim, action or proceeding shall be reasonably acceptable to the

Indemnitee, and (c) if the Indemnitee requests in writing that such claim, action or proceeding not be contested, then it shall not be contested but shall also not be covered by the indemnities provided herein. The Indemnitor shall not have the right to settle an indemnifiable matter except with the consent of the Indemnitee which shall not be unreasonably withheld, after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnitee and, if the Indemnitor is able to achieve such settlement, the Indemnitor may satisfy its obligations with respect to such indemnified liabilities by consummating such settlement. If the Indemnitor does not elect to contest an indemnifiable matter, the Indemnitee shall have the right to prosecute, defend, compromise, settle or pay any claim, but the Indemnitee shall not be obligated to do so. The Indemnitee and the Indemnitor shall cooperate with each other in connection with any matter or claim for indemnification.

                        9.1.5 EFFECT OF FAILURE TO GIVE NOTICE. Failure to give any notice shall not affect an Indemnitee's right to indemnity except to the extent the Indemnitor has been prejudiced thereby.

                9.2 SURVIVAL. Notwithstanding any investigation made by Seller or Purchaser, the representations and warranties of Seller and of Purchaser contained in this Agreement and all statements contained in any certificate or other instrument delivered by Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby (which shall be deemed to be representations and warranties of such party hereunder) shall survive the Closing only until the first anniversary of the Closing Date.

                9.3 MINIMUM. Notwithstanding any other provision in this Section 9, an Indemnitee shall be entitled to indemnification for losses, damages, costs and expenses only if and to the extent the aggregate indemnifiable amount (but not as to each occasion) exceeds Ten Thousand Dollars (U.S. $10,000).

                9.5 NONEXCLUSIVE. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other further assertion or exercise thereof.

                9.6 DISPUTE RESOLUTION. In the event of a dispute between the parties in connection with this Agreement and any Exhibit or other instrument required to give effect to the provisions hereof, such dispute shall be submitted to mediation for resolution before an impartial mediator experienced in commercial matters generally, and who is mutually agreeable to the parties. The mediation shall be held in Seattle or San Diego pursuant to Washington or California law, as the case may be, the decision thereof shall be binding and enforceable in a court of competent jurisdiction, and the costs thereof shall be awarded to the substantially prevailing party. Nothing contained within this paragraph shall require Seller to commence mediation as provided for in this paragraph in the event Seller avails itself of its foreclosure rights on Seller's security interest in the Property in conformance with the provisions of Paragraph 3.2.2.3 above.

        10. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of Seller and Purchaser or by the non-breaching party in the event of a breach of a representation, warranty or covenant, and may be terminated at the election of either party if the Closing has not occurred prior to November 2, 1998; provided, however, that the right to terminate this Agreement under this clause shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the Closing to occur on or before the date specified in Section 3.1.

        11. NOTICES. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, or deposited in the mail, postage prepaid, sent certified or registered, or delivered to an overnight carrier or sent by facsimile and addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally, by U.S. or Australian Postal Service, by overnight carrier or by facsimile shall be deemed to be received on the date of delivery to such carrier or on the date of electronic confirmation of transmission if by facsimile. Notices shall be sent as follows:



            TO SELLER:

                        SMP Clothing, Inc.
                        8160 304th Avenue, SE
                        Preston, Washington 98050
                        Attention: David H. Davis
                        (tel) 425-222-8275
                        (fax) 425-222-6379

            with a copy to:

                        Summit Law Group
                        1505 Westlake Avenue North
                        Suite 300
                        Seattle, Washington 98109
                        Attention: Michael J. Erickson
                        (tel) 206-281-9881
                        (fax) 206-281-8892

            TO PURCHASER:

                        Eugene King

                     SMP [U.S.A.] Inc.
                     Fourth Floor, 1199 Kippax St.
                     Surry Hills N.S.W.
                     Australia 2010
                     (tel) 61 2 9281 1106
                     (fax) 61 2 9281 1107

with a copies to:

                     Warwick Colbron                      Norman Nouskajian
                     Suites 1903 & 514, Eastpoint Tower   12625 High Bluff Drive
                     180 Ocean Street                     Suite 201
                     Edgecliff, N.S.W.                    San Diego, CA  92103
                     Australia 2027                       (tel) 619-793-2100
                     (tel) 61 2 9362 3053                 (fax) 619-793-2103
                     (fax)61 2 9327 3533

        12. GENERAL.

                12.1 AMENDMENT. The parties hereto may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of all parties hereto.

                12.2 ENTIRE UNDERSTANDING. The terms set forth in this Agreement supersede all previous discussions, understandings and agreements between them with respect to the subject matter hereof, and are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any additional terms.

                12.3 WAIVERS. Any terms, covenants, representations, warranties or agreements of any party hereto may be waived at any time by an instrument in writing executed by the party for whose benefit such terms exist. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

                12.4 HEADINGS. The headings preceding the text of the Sections of this Agreement are for convenience only and shall not be deemed parts thereof.

                12.5 [INTENTIONALLY OMITTED].

                12.6 BULK SALES. Purchaser hereby waives compliance with the Bulk Sales laws of the State of California and Seller agrees to indemnify and hold harmless Purchaser from, and reimburse Purchaser for, any and all claims, liabilities or obligations that Purchaser may suffer or incur by virtue of such noncompliance, including reasonable attorneys' fees and costs.

                12.7 PARTIES IN INTEREST; ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not. Purchaser may without the consent of Seller assign its rights hereunder to any corporation controlling, controlled by or under common control with Purchaser or any general or limited partnership in which Purchaser is a general partner, but no such assignment shall relieve Purchaser from liability for breach of any of its obligations hereunder, including without limitation, its indemnity obligations set forth in
Section 9 hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereto shall otherwise be assigned without the prior written consent of the other parties.

                12.8 PUBLICITY. Prior to the closing of this Agreement, neither of the parties hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party, unless Seller determines on the advice of securities counsel that disclosure is required by applicable securities laws in which event Purchaser will give Seller reasonable advance notice of such disclosure.

                12.9 ATTORNEYS' FEES. In the event of any action to enforce any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof).


IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


SELLER:

SMP CLOTHING, INC.                          RIDE, INC.



By:_______________________________          By:_________________________________
   David H. Davis, Secretary                   David H. Davis, Secretary

PURCHASER:

SMP [U.S.A.] INC.                           S.M.P. CLOTHING PTY LTD.



By:_______________________________          By:_________________________________
   Eugene King, President                      Eugene King, President

Exhibits


2.6         Promissory Note

3.2.1       Bill of Sale

7.2         Form of Seller's Certificate

8.2         Form of Purchaser's Certificate

                                                                    EXHIBIT 2.6a

                                PROMISSORY NOTE


US $1,411,127                                                   November 9, 1998
                                                           San Diego, California

        1. Promise to Pay. FOR VALUE RECEIVED, the undersigned (together, "Maker"), promises to pay to the order of SMP Clothing, Inc., a Washington corporation ("Holder") at 8160 - 304th Avenue SE, Preston, Washington, 98050 or at such other place as Holder may from time to time designate in writing, the principal sum of US One Million Four Hundred Eleven Thousand One Hundred Twenty-Seven and No/100 US Dollars (US$1,411,127), together with interest on the unpaid principal balance thereof, as provided below.

        2. Interest. The outstanding principal balance of this Note shall bear interest at the rate of two percent (2%) per month from the date hereof until paid in full (the "Interest Rate"). Interest shall be computed on a daily basis and shall be fully due and payable on the Maturity Date.

        3. Payment. Maker shall pay the principal and interest and any fees and costs required under this Note in installments each in denominations of not less than Twenty Thousand and No/100 Dollars ($20,000.00) as follows:

                3.1 Principal and Interest Payments. Principal and interest shall be payable in so many installments as Maker may elect; provided the entire obligation due Holder hereunder shall be due, payable and satisfied by Maker on or before March 1, 1999 ("Maturity Date"). Notwithstanding the foregoing, Maker shall make a principal payment of Five Hundred Thousand and No/100 US Dollars (US$500,000) on or before December 31, 1998, Three Hundred Seventeen Thousand Four Hundred One and No/100 US Dollars (US$317,401) on or before January 31, 1999 and Two Hundred Sixty-Four Thousand Eleven Dollars (US$264,011) on or before February 28, 1999.

                3.2 Method of Payment. Maker shall make all payments required hereunder by wire transfer in same day funds to the following account or such other account as Holder may designate to Maker in writing: Bank of America, #121000358, CIT Group/Credit, #1233055591, Reference: SMP - RIDE.

                3.3 Application of Payments. All payments shall be applied first to any fees and costs due hereunder, then to the unpaid principal balance and finally to accrued and unpaid interest.

        4. Default. If Maker defaults under the terms of that certain Intellectual Property Purchase Agreement of even date ("Assignment Agreement"), between SMP Clothing [International] PTY Ltd., SMP Clothing, Inc. and Holder, which among other things secures the indebtedness of Maker to Holder evidenced hereby, upon ten (10) days written notice thereof to Maker, or any time thereafter, at the option of Holder, without demand or further notice, the outstanding balance of this Note, together with all interest accrued thereon and all costs and expenses due under this Note shall become immediately due and payable and shall bear interest at the Interest Rate, plus five percent (5%) (the "Default Rate"), until paid in full, and all liens given to secure the payment thereof, including without limitation, all liens provided by and created under the Assignment Agreement, may be immediately foreclosed; provided such foreclosure shall be deemed to satisfy in full the then outstanding obligations evidenced hereby. Failure to exercise this option, or any other right Holder may in such event be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default.

        5. Attorneys' Fees and Costs. If this Note is placed in the hands of an attorney for collection, Maker promises to pay Holder's reasonable attorneys' fees and all costs actually incurred in the collection process. Such fees and costs shall become part of the indebtedness evidenced by this Note, and shall bear interest at the Default Rate.

        6. Prepayment. Maker may prepay all or any portion of the sums due under this Note without notice or penalty.

        7. Security. This Note is secured by a security interest in the Property, as that term is defined in the Intellectual Property Agreement.

        8. Purpose. Maker represents and warrants to Holder that all sums owing under this Note are solely intended for a business purpose, and not for consumer or household purposes.

        9. Liability. Maker shall be jointly and severally liable for all obligations arising hereunder. Maker hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment and agrees that any modification or extension of the terms of payment made by Holder, with or without notice, at the request of Maker or otherwise, or any release of all or any portion of the security from the lien of Holder's security interest therein, shall not diminish or impair Maker's liability for the payment of all amounts due hereunder.

        10. Successors. All of the covenants, provisions and conditions herein contained are made on behalf of and shall apply to and bind the respective officers, directors, shareholders, employees, heirs, personal representatives, estates, marital communities, trustees, agents, successors, and assigns of Maker and Holder, however in no case shall personal liability attach to any said person, firm or entity beyond that arising under applicable for profit corporation statutory provisions.


MAKER:

SMP [U.S.A.] INC.                           S.M.P. Clothing PTY Ltd.



By:_______________________________          By:_________________________________
   Eugene King, President                      Eugene King, President

                                                                    EXHIBIT 2.6b

                                PROMISSORY NOTE


US $67,401                                                      November 9, 1998
                                                           San Diego, California


        1. Promise to Pay. FOR VALUE RECEIVED, the undersigned (together, "Maker"), promises to pay to the order of SMP Clothing, Inc., a Washington corporation ("Holder") at 8160 - 304th Avenue SE, Preston, Washington, 98050 or at such other place as Holder may from time to time designate in writing, the principal sum of US Sixty-seven Thousand Four Hundred One and No/100 Dollars (US $67,401.00), together with interest on the unpaid principal balance thereof, as provided below.

        2. Interest. The outstanding principal balance of this Note shall not bear interest; provided no default in payment under Section 4 hereof exists:

        3. Payment. Maker shall pay the principal as follows:

                3.1 Principal Payments. Principal shall be payable in so many installments as Maker may elect; provided the entire obligation due Holder hereunder shall be due, payable and satisfied by Maker on or before January 31, 1999 ("Maturity Date").

                3.2 Method of Payment. Maker shall make all payments required hereunder by wire transfer in same day funds to the following account or such other account as Holder may designate to Maker in writing: Bank of America, #121000358, CIT Group/Credit, #1233055591, Reference: SMP - RIDE.

                3.3 Application of Payments. All payments shall be applied first to any fees and costs due hereunder, then to reduction of the then unpaid principal balance.

        4. Default. If Maker defaults under the terms of that certain Intellectual Property Purchase Agreement of even date ("Assignment Agreement"), between SMP Clothing [International] PTY Ltd., SMP Clothing, Inc. and Holder, which among other things secures the indebtedness of Maker to Holder evidenced hereby, upon ten (10) days written notice thereof to Maker, or any time thereafter, at the option of Holder, without demand or further notice, the outstanding balance of this Note, together with all interest accrued thereon and all costs and expenses due under this Note shall become immediately due and payable and shall bear interest at the rate of five percent (5%) per month (the "Default Rate"), until paid in full, and all liens given to secure the payment thereof, including without limitation, all liens provided by and created under the Assignment Agreement, may be immediately foreclosed; provided such foreclosure shall be deemed to satisfy in full the then outstanding obligations evidenced hereby. Failure to exercise this option, or any other right Holder may in such event be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default.

        5. Attorneys' Fees and Costs. If this Note is placed in the hands of an attorney for collection, Maker promises to pay Holder's reasonable attorneys' fees and all costs actually incurred in the collection process. Such fees and costs shall become part of the indebtedness evidenced by this Note, and shall bear interest at the Default Rate.

        6. Prepayment. Maker may prepay all or any portion of the sums due under this Note without notice or penalty.

        7. Security. This Note is secured by a security interest in the Property, as that term is defined in the Intellectual Property Agreement.

        8. Purpose. Maker represents and warrants to Holder that all sums owing under this Note are solely intended for a business purpose, and not for consumer or household purposes.

        9. Liability. Maker shall be jointly and severally liable for all obligations arising hereunder. Maker hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment and agrees that any modification or extension of the terms of payment made by Holder, with or without notice, at the request of Maker or otherwise, or any release of all or any portion of the security from the lien of Holder's security interest therein, shall not diminish or impair Maker's liability for the payment of all amounts due hereunder.

        10. Successors. All of the covenants, provisions and conditions herein contained are made on behalf of and shall apply to and bind the respective officers, directors, shareholders, employees, heirs, personal representatives, estates, marital communities, trustees, agents, successors, and assigns of Maker and Holder, however in no case shall personal liability attach to any said person, firm or entity beyond that arising under applicable for profit corporation statutory provisions.


MAKER:

SMP [U.S.A.] INC.                           S.M.P. Clothing PTY Ltd.



By:_______________________________          By:_________________________________
   Eugene King, President                      Eugene King, President

                                                                   EXHIBIT 3.2.1

                                  BILL OF SALE

        Pursuant to the Closing of that certain Asset Purchase Agreement, dated as of November 2, 1998 (the "Agreement"), by and among SMP Clothing, Inc. ("Seller"), Ride, Inc., SMP [U.S.A.] Inc. ("Purchaser"), and S.M.P. Clothing PTY Ltd., Seller does hereby sell, assign and transfer unto Purchaser all right, title and interest in and to the Assets, as that term is defined in the Agreement and more particularly described as follows:

                (i) All those items of physical assets as described in that certain certified appraisal of Karl Munzing, dated August 20, 1998, plus miscellaneous items presently situated at the Real Property as inspected by Purchaser.

                (ii) All that inventory comprising finished goods and raw materials situated at the Real Estate and inspected by Purchaser to which an assigned value of US$793,025.32 has been given, together with work in progress at vendors as agreed by Purchaser, and also together with miscellaneous items situated at the Real Estate and inspected by Purchaser to which no value has been assigned.

        Seller hereby constitutes and appoints Purchaser as Seller's true and lawful attorney and attorneys, with full power of substitution in Seller's name, place and stead, on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from to time to institute and prosecute in Purchaser's name, or otherwise, for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser may deem proper in order to collect or reduce to its possession any of the Assets, and to do all acts and things relating to the Assets which Purchaser shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller and shall not be affected by its dissolution or in any manner or for any reason whatsoever.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ___ day of ____________, 1998.

                                            SMP CLOTHING, INC.



                                            By:_________________________________
                                               David H. Davis, Secretary

                                                                     EXHIBIT 7.2

                              SELLER'S CERTIFICATE

        The undersigned, David H. Davis, does hereby certify that:

        1. I am the duly elected and acting Secretary of SMP Clothing, Inc. ("SMP"), a party to that certain Asset Purchase Agreement dated as of November 2, 1998, by and between SMP, Ride, Inc., SMP [U.S.A.] Inc. and S.M.P. Clothing PTY Ltd. (the "Agreement"), and I am authorized by SMP to execute and deliver this Certificate pursuant to Section 7.2 of the Agreement.

        2. The representations and warranties of SMP contained in the Agreement are true and correct of the date hereof as though such representations and warranties are made on the date hereof.

        3. SMP has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by SMP on or prior to the date hereof.

DATED: __________________, 1998.

                                            SMP CLOTHING, INC.



                                            ____________________________________
                                            David H. Davis, Secretary

                                                                     EXHIBIT 8.2

                             PURCHASER'S CERTIFICATE

        The undersigned, Eugene King, does hereby certify that:

        1. I am the duly elected and acting President of SMP [U.S.A.] Inc. ("S.M.P."), a party to that certain Asset Purchase Agreement, dated as of November 2, 1998, by and between SMP Clothing, Inc., Ride, Inc., SMP Clothing PTY Ltd. and S.M.P. (the "Agreement"), and I am authorized by S.M.P. to execute and deliver this Certificate pursuant to Section 8.2 of the Agreement.

        2. The representations and warranties of S.M.P. contained in the Agreement are true and correct of the date hereof as though such representations and warranties are made on the date hereof.

        3. S.M.P. has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by S.M.P. on or prior to the date hereof.

DATED: __________________, 1998.

                                            SMP [U.S.A.] INC.



                                            ____________________________________
                                            Eugene King, President